UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2013

Commission File Number:  001-8402

ISC8 Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0280334
(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California 92626
(Address of principal executive offices)

714-549-8211
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 2.03

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Exchange of Subordinated Secured Convertible Promissory Notes

On February 12, 2013, ISC8 Inc. (the "Company") received Subscription Agreements from the holders (the "Holders") of certain Subordinated Secured Convertible Promissory Notes issued on or after September 28, 2012 (the "2012 Notes"), pursuant to which the 2012 Notes were cancelled and exchanged (the "Exchange") for Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of approximately $7.56 million (the "2013 Notes"), which amount represents the sum of the principal amounts outstanding under the 2012 Notes, plus all accrued interest.

The 2013 Notes accrue interest at a rate of 12% per annum and mature on July 31, 2013 (the "Maturity Date"). Upon the Maturity Date, all principal and interest accrued under the 2013 Notes shall be payable to each Holder in cash. However, the Holders may, at any time, convert the outstanding principal balance of their respective 2013 Notes into shares of the Company's common stock, par value $0.001 ("Common Stock"), at a conversion price equal to $0.12 per share. The Holders may also elect to convert the 2013 Notes into shares of Common Stock within 15 business days of the Company's consummation a Qualified Financing, as defined in the form of 2013 Note attached hereto as Exhibit 10.1.

As additional consideration for the Exchange, the Company issued an aggregate total of approximately 15.0 million shares of Common Stock to the Holders, each Holder receiving Common Stock equal in value to 25% of the principal amount of the newly issued 2013 Notes.

Fifth Omnibus Amendment

In connection with the Exchange, the Company entered into a Fifth Omnibus Amendment, dated as of February 12, 2013 and attached as Exhibit 10.2, with the representative of the holders of the 12% Subordinated Secured Convertible Notes due 2015 (the "Promissory Notes"), and each of the holders of the Promissory Notes, the 12% Senior Subordinated Promissory Notes due 2013 (the "Senior Subordinated Notes") and the 2013 Notes (the "Fifth Omnibus Amendment"), which amends and modifies the terms of the Promissory Notes, the Senior Subordinated Notes and the Security Agreements (as defined in the Fifth Omnibus Amendment) to permit the issuance of the 2013 Notes, subordinate the liens securing the Promissory Notes to the 2013 Notes, and make the Senior Subordinated Notes and the 2013 Notes rank pari passu with one another.

The foregoing description of the 2013 Notes and the Fifth Omnibus Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of 2013 Note and the Fifth Omnibus Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Exchange, including shares of Common Stock issued to the Holders, and the 2013 Notes were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), in reliance on Section 3(a)(9) and/or Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each of the Holders represented that it was an "accredited investor" as defined in Regulation D.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 Inc.

Date:   February 14, 2013
By:	/s/ Bill Joll

Name: Bill Joll
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of 2013 Note
EX-10.2	Fifth Omnibus Amendment